                                 EXHIBIT 4.14



                               CREDIT AGREEMENT

                         Dated as of November 10, 1997

                                     among


                            AMERISOURCE CORPORATION
                                 as Borrower,


                        AMERISOURCE HEALTH CORPORATION
                   and Certain Subsidiaries and Affiliates,
                                as Guarantors,

                           THE LENDERS NAMED HEREIN


                                      AND

                            CORESTATES BANK, N.A.,
                            as Documentation Agent,

                            BANKERS TRUST COMPANY,
                             as Syndication Agent,

                              NATIONSBANK, N.A.,
                            as Administrative Agent

                         TABLE OF CONTENTS

SECTION 1 DEFINITIONS....................................................  1
     1.1  Definitions    ................................................  1
     1.2  Computation of Time Periods....................................  7
     1.3  Accounting Terms...............................................  7

SECTION 2 CREDIT FACILITIES..............................................  7
     2.1  Revolving Loans................................................  8

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES.................  9
     3.1  Default Rate...................................................  9
     3.2  Extension and Conversion.......................................  9
     3.3  Voluntary Prepayments.......................................... 10
     3.4  Reductions in commitments and Mandatory Prepayments............ 10
     3.5  Fees........................................................... 11
     3.6  Capital Adequacy............................................... 12
     3.7  Inability To Determine Interest Rate........................... 12
     3.8  Illegality..................................................... 12
     3.9  Requirements of Law............................................ 13
     3.10 Taxes.......................................................... 14
     3.11 Indemnity...................................................... 16
     3.12 Pro Rata Treatment............................................. 17
     3.13 Sharing of Payments............................................ 17
     3.14 Payments, Computations, Etc.................................... 18
     3.15 Evidence of Debt............................................... 19

SECTION 4 GUARANTY ...................................................... 20
     4.1  The guarantee.................................................. 20
     4.2  Obligations Unconditional...................................... 20
     4.3  Reinstatement.................................................. 21
     4.4  Certain Additional Waivers..................................... 22
     4.5  Remedies....................................................... 22
     4.6  Rights of Contribution......................................... 22
     4.7  Continuing Guarantee........................................... 23

SECTION 5 CONDITIONS..................................................... 23
     5.1  Conditions to Closing.......................................... 23
     5.2  Conditions to Effectiveness.................................... 24
     5.3  Conditions to All Extensions of Credit......................... 25

SECT10N 6 REPRESENTATIONS, WARRANTIES AND COVENANTS...................... 25
     6.1  Incorporation.................................................. 25
     6.2  Additional Representations..................................... 26
     6.3  Additional Covenants........................................... 26

SECTION 7 EVENTS OF DEFAULT.............................................. 27

     7.1 Events of Default............................................... 27
     7.2 Acceleration; Remedies.......................................... 29

SECTION 8 AGENCY PROVISIONS.............................................. 30
     8.1 Appointment..................................................... 30
     8.2 Delegation of Duties............................................ 30
     8.3 Exculpatory Provisions.......................................... 30
     8.4 Reliance on Communications...................................... 31
     8.5 Notice of Default............................................... 31
     8.6 Non-Reliance on Administration Agent and Other Lenders.......... 31
     8.7 Indemnification................................................. 32
     8.8 Administrative Agent in its Individual Capacity................. 32
     8.9 Successor Administrative Agent.................................. 33
     8.10 Intercreditor Agreements....................................... 33

SECTION 9 MISCELLANEOUS.................................................. 34
     9.1 Notices......................................................... 34
     9.2 Right of Set-Off................................................ 35
     9.3 Benefit of Agreement............................................ 35
     9.4 No Waiver; Remedies Cumulative.................................. 37
     9.5 Payment of Expenses, etc........................................ 37
     9.6 Amendments, Waivers and Consents................................ 38
     9.7 Counterparts.................................................... 39
     9.8 Headings........................................................ 39
     9.9 Survival........................................................ 39
     9.10 Governing Law Submission to Jurisdiction; Venue................ 39
     9.11 Severability................................................... 40
     9.12 Entirety....................................................... 40
     9.13 Binding Effect; Termination.................................... 40
     9.14 ConfidentialitY................................................ 41
     9.15 Source of Funds................................................ 41
     9.16 Conflict....................................................... 42

                                   SCHEDULES

Schedule 2.1(a) Schedule of Lenders and Commitments
Schedule 2.1(b)(i)     Form of Notice of Borrowing
Schedule 2.1(e)Form of Revolving Note
Schedule 3.2           Form of Notice of Extension/Conversion
Schedule 5.1(g)(v)     Form of Secretary's Certificate
Schedule 5.1(g)(vi)(A) Form of Solvency Certificate - AmeriSource Corporation
Schedule 5.l(g)(vi)(B) Form of Solvency Certificate - AmeriSource Health
                        Corporation
Schedule 8.10(a)       Form of Securitization Intercreditor Agreement
Schedule 8.10(b)       Form of Liquidity intercreditor Agreement
Schedule 9.3(b)        Form of Assignment and Acceptance

                              CREDIT AGREEMENT


     THIS CREDIT AGREEMENT dated as of November 10, 1997 (the "Credit
                                                               ------
Agreement"), is by and among AMERISOURCE CORPORATION, a Delaware corporation
---------
(the "Borrower"), AMERICSOURCE HEALTH CORPORATION, a Delaware corporation
      --------
(the "Company") and the subsidiaries and affiliates identified on the signature
      -------
pages hereto and such other subsidiaries and affiliates as may from time to time become Guarantors hereunder in accordance with the provisions hereof (collectively with the Company, the "Guarantors"), the lenders named herein and
                                     ----------
such other lenders as may become a party hereto (the "Lenders"), BANKERS TRUST
                                                     ----------
COMPANY, as Syndication Agent, CORESTATES BANK, N.A., as Documentation Agent, and NATIONSBANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent").
 --------------------

                                   WITNESSETH

    WHEREAS, the Borrower has requested that the Lenders provide a $100 million revolving liquidity facility for the purposes hereinafter set forth;

    WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows;

                                   SECTION 1
                                  DEFINITIONS
                                  -----------

     1.1  DEFINITIONS.
          -----------

          As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires, and provided
                                                                    --------
that terms used but not otherwise defined shall have the meanings provided in the Existing Credit Agreement:

          "Additional Credit Party" means each Person that becomes a Guarantor
           -----------------------
     after the Closing Date by execution of a Joinder Agreement,

          "Administrative Agent" shall have the meaning assigned to such term
           --------------------
     in the heading hereof, together with any successors or assigns.

          "Administrative Agent's Fee Letter" means that certain letter
           ---------------------------------
     agreement, dated as of October 23, 1997, between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

          "Administrative Agent's Fees" shall have the meaning assigned to such
           ---------------------------
     term in Section 3.5(b).

          "Agents" means, collectively, NationsBank N.A., as Administrative
           ------
     Agent, Bankers Trust Company, as Syndication Agent, and CoreStates Bank, N.A., as Documentation Agent.

          "Aggregate Revolving Committed Amount" means the aggregate amount of
           ------------------------------------
     Revolving Commitments in effect from time to time, being initially ONE HUNDRED MILLION DOLLARS ($100,000,000).

          "Base Rate" means, for any day, the rate per annum (rounded upwards,
           ---------
     if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%
                                                                 ----
     or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Base Rate Loan" means any Loan bearing interest at a rate determined
           --------------
     by reference to the Base Rate.

          "Borrower" means the Person identified as such in the heading hereof,
           --------
     together with any permitted successors and assigns.

          "Borrowing Base" means, at any time, an amount equal to (i) seventy
           --------------
     percent (70%) of Eligible Inventory minus (ii) Obligations outstanding under the Existing Credit Agreement.

          "Business Day" means a day other than a Saturday, Sunday or other
           ------------
     day on which commercial banks in Charlotte, North Carolina or Philadelphia, Pennsylvania are authorized or required by law to close, except that, when
                                                              -----------
     used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U,S, dollar deposits in London, England, Charlotte, North Carolina and New York, New York.

          "Closing Date" means the date hereof.
           ------------

          "Commitment" means the Revolving Commitment.
           ----------

          "Commitment Fee" shall have the meaning given such term in Section
           --------------
     3.5(a).

          "Commitment Percentage" means the Revolving Commitment Percentage.
           ---------------------

          "Commitment Period" means the period from and including the Effective
           -----------------
     Date to but not including the earlier of (i) the Termination Date, or
     (ii) the date on which the Revolving Commitments terminate in accordance with the provisions of this Credit Agreement.

          "Company" means AmeriSource Health Corporation, a Delaware
           -------
     corporation, as referenced in the opening paragraph, its successors and permitted assigns.

          "Credit Documents" means a collective reference to this Credit
           ----------------
     Agreement, the Notes, the Security Agreement, the Pledge Agreement, each Joinder Agreement, the Administrative Agent's Fee Letter, the Liquidity Intercreditor Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

          "Credit Party" means any of the Borrower and the Guarantors.
           ------------

          "Default" means any event, act or condition which with notice or lapse
           -------
     of time, or both, would constitute an Event of Default.

          "Defaulting Lender" means, at any time, any Lender that, at such time,
           -----------------
     (i) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding.

          "Dollars" and "$" means dollars in lawful currency of the United
           -------       -
     States of America.

          "Effective Date" means the date on or after the Closing Date on
           --------------
     which the conditions set out in Section 5.2 have been satisfied or waived.

          "Eurodollar Loan" means any Loan bearing interest at a rate
           ---------------
     determined by reference to the Eurodollar Rate.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar
           ---------------
     Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula.


          Eurodollar Rate  =           Interbank Offered Rate
                                 ---------------------------------
                                 I - Eurodollar Reserve Percentage


          "Eurodollar Reserve Percentage" means for any day, that percentage
           -----------------------------
     (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" means such term as defined in Section 7.1.
           ----------------

          "Existing Credit Agreement" means that Credit Agreement dated as of
           -------------------------
     January 8, 1997 among the Borrower, the Company and the other Guarantors identified therein, the Lenders identified therein and NationsBank, N.A., as Administrative Agent, as amended and modified.

          "Extension of Credit " means, as to any Lender, the making of, or
           -------------------
     participation in, a Loan by such Lender.

          "Fees" means all fees payable pursuant to Section 3.5.
           ----

          "Federal Funds Rate" means, for any day, the rate of interest per
           ------------------
     annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate
     --------
     for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, The Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

          "Guarantor" means the Company and each of those other Persons
           ---------
     identified as a "Guarantor" on the signature pages hereto, and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns.

          "Guaranteed Obligations" means, as to each Guarantor, without
           ----------------------
     duplication, (i) all obligations of the Borrower to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or the Credit Documents relating to the Obligations hereunder, and
     (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to Loans or Obligations hereunder.

          "Incorporated Covenants" means such term as defined in Section 6.1.
           ----------------------

          "Incorporated Representations" means such term as defined in Section
           ----------------------------
           6.1.

          "Interbank Offered Rate " means, for the interest Period for each
           ----------------------
     Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Administrative Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO

     Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

          "Interest Payment Date" means (i) as to any Base Rate Loan, the first
           ---------------------
     day of each January, April, July and October, the date of repayment of principal of such Loan and the Termination Date and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

          "Interest Period" means as to any Eurodollar Loan, a period of one,
           ---------------
     two, or three month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals) provided, however, (A) if any Interest Period would end on a
                   --------  -------
     day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

          "Joinder Agreement" means a Joinder Agreement substantially in the
           -----------------
     form of Schedule 7.11-1 to the Existing Credit Agreement but relating to
             ---------------
     this Credit Agreement and the obligations hereunder, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 6.3(b).

          "Lenders" means each of the Persons identified as a "Lender" on the
           -------
     signature pages hereto, and their successors and assigns.

          "Liquidity Intercreditor Agreement" means the Intercreditor Agreement
           ---------------------------------
     dated as of the date hereof among NationsBank, N.A., as Administrative Agent under the Existing Credit Agreement, NationsBank, N.A., as Administrative Agent under this Credit Agreement, and the Credit Parties, as amended and modified, as referenced in Section 8.10(b).

          "Loan" or "Loans" means the Revolving Loans.
           ----      -----

          "NationsBank" means NationsBank, N.A. and its successors.
           -----------

          "Non-Excluded Taxes" means such term as is defined in Section 3.10.
           ------------------

          "Note" or "Notes" means any Revolving Note.
           ----      -----

          "Notice of Borrowing" means a written notice of borrowing in
           -------------------
     substantially the form of Schedule 2.1(b)(i), as required by Section
                               ------------------
     2.1(b)(i).

          "Notice of Extension/Conversion" means the written notice of extension
           ------------------------------
     or conversion in substantially the form of Schedule 3.2, as required by
                                                ------------
     Section 3.2.

          "Obligations" means, the Revolving Loans.
           -----------

          "Participation Interest" means the purchase by a Lender of a
           ----------------------
     participation in Loans as provided in Section 3.13.

          "Pledge Agreement" means the Pledge Agreement dated as of the date
           ----------------
     hereof entered into by the Credit Parties in favor of the Administrative Agent for the benefit of the Lenders (and affiliates of Lenders as to certain obligations under Hedge Agreements), as amended and modified.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
     from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by NationsBank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by NationsBank to any debtor).

          "Register" shall have the meaning given such term in Section 9.3(c).
           --------

          "Required Lenders" means, at any time, Lenders having more than fifty
           ----------------
     percent (50%) of the Commitments, or if the Commitments have been terminated, Lenders having more than fifty percent (50%) of the aggregate principal amount of the Obligations outstanding (taking into account in each case Participation Interests or obligation to participate therein); provided that the Commitments of, and outstanding principal amount of
     --------
     Obligations (taking into account Participation Interests therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

          "Revolving Commitment" means, with respect to each Lender, the
           --------------------
     commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage of the Aggregate Revolving Committed Amount as specified in Schedule
                                                                 --------
     2.1.(a), as such amount may be reduced from time to time in accordance with
     -------
     the provisions hereof.

          "Revolving Commitment Percentage" means, for each Lender, a fraction
           -------------------------------
     (expressed as a decimal) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Aggregate Revolving

     Committed Amount at such time. The initial Revolving Commitment Percentages are set out on Schedule 2.1(a).
                                ---------------

          "Revolving Committed Amount" means, collectively, the aggregate
           --------------------------
     amount of all of the Revolving Commitments as referenced in Section 2.1(a) and, individually, the amount of each Lender's Revolving Commitment as specified in Schedule 2.1(a).
                  ---------------

          "Revolving Loans" shall have the meaning assigned to such term in
           ---------------
     Section 2.l(a).

          "Revolving Note" or "Revolving Notes" means the promissory notes of
           --------------      ---------------
     the Borrower in favor of each of the Lenders evidencing the Revolving Loans in substantially the form attached as Schedule 2.1(e), individually or
                                           ---------------
     collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Security Agreement" means the Security Agreement dated as of the date
           ------------------
     hereof entered into by the Credit Parties in favor of the Administrative Agent for the benefit of the Lenders (and affiliates of Lenders as to certain obligations under Hedge Agreements), as amended and modified.

          "Termination Date" means March 31, 1998.
           ----------------

     1.2  COMPUTATION OF TIME PERIODS.
          ---------------------------

          For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.3  ACCOUNTING TERMS.
          ----------------

          Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 of the Incorporated Covenants (or, prior to the delivery of the first financial statements pursuant to Section 7.1 of the Incorporated Covenants, consistent with the annual audited financial statements referenced in Section 6.1(i) of the Incorporated Covenants); provided, however, if (a) the Company shall object
                         --------  -------
to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.


                                   SECTION 2
                               CREDIT FACILITIES
                               -----------------

     2.1  REVOLVING LOANS.
          ---------------

     (a)  Revolving Commitment.  During the Commitment Period, subject to the
          --------------------
terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "Revolving loans") to the Borrower from time to time in the
                   ---------------
amount of such Lender's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; provided that Revolving Loans hereunder
                                        --------
shall be available (and existing Revolving Loans may be extended and renewed) only if and where the Existing Credit Agreement shall be fully drawn upon and there shall be no remaining availability thereunder (that is, the liquidity facility established hereby shall be in the nature of an overadvance line); and provided further that (i) with regard to the Lenders collectively, the aggregate
-------- -------
principal amount of Obligations outstanding at any time shall not exceed the lesser of (A) ONE HUNDRED MILLION DOLLARS ($100,000,000) (as referenced on
Schedule 2.1(a), the "Revolving Committed Amount") or (B) until the
--------------        --------------------------
Security Release Date relating to inventory (but not thereafter), the Borrowing Base, and (ii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of Obligations outstanding at any time shall not exceed such Lender's Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

     (b)  Revolving Loan Borrowings.
          -------------------------

          (i)  Notice of Borrowing.  The Borrower shall request a Revolving Loan
               -------------------
      borrowing by delivery of a Notice of Borrowing (or telephone notice promptly confirmed in writing) substantially in the form of Schedule 2.1
                                                                  ------------
      (b)(i) to the Administrative Agent not later than 12:00 Noon (Charlotte,
      -----
      North Carolina time) on the date of the requested borrowing (which shall be a Business Day) in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1 (b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

          (ii)   Minimum Amounts.  Each Revolving Loan shall be in a minimum
                 ---------------
     aggregate principal amount of $1,000,000, in the case of Eurodollar Loans, or $500,000 (or the remaining Revolving Committed Amount, if less), in the case of Base Rate Loans.

          (iii)  Advances.  Each Lender will make its Revolving Commitment
                 --------
     Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in Section 3.14(a), or in such other manner as the Administrative

     Agent may specify in writing by 2.00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     (c)  Repayment.  The principal amount of all Revolving Loans shall be due
          ---------
and payable in full on the Termination Date.

     (d)  Interest.  Subject to the provisions of Section 3.1,
          --------

          (i)   Base Rate Loans. During such periods as Revolving Loans shall be
                ---------------
     comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus
                                                                    ----
     one and one-fourth percent (1/4/%); and

          (ii)  Eurodollar Loans. During such periods as Revolving Loans shall
                ----------------
     be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the applicable Eurodollar Rate plus one and one-fourth percent (1-1/4%).
          ----

     Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

     (e)  Revolving Notes. The Revolving Loans shall be evidenced by a duly
          ---------------
executed Revolving Note in favor of each Lender.

     (f)  Maximum Number of Eurodollar Loans.  The Borrower will be limited to a
          ----------------------------------
maximum number of six (6) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

                                   SECTION 3
                OTHER PROVISIONS RELATING TO CREDIT FACILITIES
                ----------------------------------------------

     3.1  DEFAULT RATE.
          ------------

          Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable upon written demand by the Administrative Agent, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

     3.2  EXTENSION AND CONVERSION.
          ------------------------

          Subject to the terms of Section 5.3, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8,
           --------  -------
Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion,
(iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1
                                   ---------------
and shall be in such minimum amounts as provided in Section 2.1(b)(ii), and
(iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion substantially in the form of Schedule 3.2 (or telephone notice promptly
                             ------------
confirmed in writing) to the Administrative Agent prior to 12:00 Noon (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (a) through (e) of Section 5.3. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

     3.3  VOLUNTARY PREPAYMENTS.
          ---------------------

     Revolving Loans may be repaid in whole or in part without premium or penalty; provided that (i) Eurodollar Loans may be prepaid only upon three (3)
         --------
Business Days' prior written notice to the Administrative Agent and must be accompanied by payment of any amounts owing under Section 3.11, and (ii) partial repayments shall be in minimum principal amounts of $1,000,000, in the case of Eurodollar Loans, and $500,000, in the case of Base Rate Loans.

     3.4  REDUCTIONS IN COMMITMENTS AND MANDATORY PREPAYMENTS.
          ---------------------------------------------------

          (a)  Voluntary Reduction in Revolving Commitment.  The Revolving
               ---------------------------------------------
Commitments may be terminated or permanently reduced in whole or in part upon three (3) Business Days' prior written notice to the Administrative Agent, provided that (i) after giving effect to any voluntary reduction the aggregate
--------
amount of Obligations shall not exceed the lesser of (A) the Aggregate Revolving Committed Amount, as reduced, or (B) until the Security Release
Date relating to inventory (but not thereafter), the Borrowing Base, and (ii) partial reductions shall be in minimum principal amounts of $5,000,000, and in integral multiples of $1,000,000 in excess thereof.

          (b)  Mandatory Reductions in Revolving Commitments and Mandatory
               ------------------------------------------------------------
Prepayments.  The Revolving Commitments shall be automatically and permanently
-----------
reduced (and
prepayments shall be required to the extent that outstanding Obligations exceed the respective Revolving Commitment, as so reduced), by the amounts provided below;

               (i)    Asset Dispositions.  An amount equal to one hundred
                      ------------------
     percent (100%) of the Net Proceeds received from Asset Dispositions.

               (ii)   Debt and Equity Transactions.  An amount equal to one
                      ----------------------------
     hundred percent (100%) of the Net Proceeds received from any Debt Transaction or Equity Transaction.

          (c)  Mandatory Prepayments, Etc.
               --------------------------

               (i) If at any time the aggregate principal amount of Obligations hereunder shall exceed the lesser of (A) the Aggregate Revolving Committed Amount or (B) until the Security Release Date relating to inventory (but not thereafter), the Borrowing Base, the Borrower shall immediately make payment on the Revolving Loans hereunder in an amount sufficient to eliminate the deficiency.

               (ii) If at any time the Aggregate Revolving Committed Amount under the Existing Credit Agreement shall exceed the Obligations owing thereunder (that is, there is unused availability under the Existing Credit Agreement determined for purposes hereof without giving effect to any voluntary, optional or mandatory reduction in the Aggregate Revolving Committed Amount thereunder in effect on the Closing Date hereof, being $500,000,000), the Borrower shall immediately either (A) make payment on the Revolving Loans hereunder in an amount sufficient to reduce the Obligations outstanding hereunder to zero or (B) reborrow Revolving Loans (or have Letters of Credit issued) under the Existing Credit Agreement in an amount sufficient to eliminate such excess.

               (iii) The Borrower will make prepayment on the Revolving Loans hereunder in an amount equal to one hundred percent (100%) of the Net Proceeds received from any Securitization Transaction (including for purposes hereof any increase in aggregate Invested Amount relating to the Excluded Securitization Transaction above $285,000,000).

          (d)  Application.  Unless otherwise specified by the Borrower,
               -----------
prepayments made hereunder shall be applied first to Base Rate Loans, then to Eurodollar Loans in direct order of Interest Period maturities. Amounts prepaid hereunder may be reborrowed in accordance with the provisions hereof.

          (e)  Mandatory Commitment Termination.  The Commitments hereunder
               --------------------------------
shall terminate on the Termination Date.

     3.5  FEES.
          ----

          (a)  Commitment Fee.  In consideration of the Revolving Commitments
               --------------
hereunder, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee") equal to
                                                      --------------
31.25 basis points (.3125%) per
annum on the average daily unused amount of the Revolving Committed Amount for the applicable period from the Closing Date. The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date.

          (b)  Administrative Fees. The Borrower agrees to pay to the
               -------------------
Administrative Agent, for its own account, an annual administrative fee and such other fees, if any, referred to in the Administrative Agent's Fee Letter (collectively, the "Administrative Agent's Fees").
                    ---------------------------

     3.6  CAPITAL ADEQUACY.
          ----------------

          If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

     3.7  INABILITY TO DETERMINE INTEREST RATE.
          ------------------------------------

     If prior to the first day of any Interest Period, the Administrative
Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

     3.8  ILLEGALITY.
          ----------

     Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar

Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

     3.9  REQUIREMENTS OF LAW.
          -------------------

     If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

              (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof));

              (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

              (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable, provided that,
                                                                --------
in any such case the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.11. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph 3.9 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.10 TAXES.
          -----

     (a) Except as provided below in this subsection, all payments made by the Borrower or any Guarantor under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-
                                                                            ----
Excluded Taxes") are required to be withheld from any amounts payable to the
--------------
Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and
           --------  -------
withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or other evidence of remittance of Non-Excluded Taxes reasonably acceptable to the Administrative Agent. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     (b) Each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof shall:

          (X)(i) on or before the date it becomes a Lender, deliver to the Borrower and the Administrative Agent (A) two (2) properly completed and duly executed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

          (ii) deliver to the Borrower and the Administrative Agent two (2) further properly completed and duly executed copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

          (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) on or before the date it becomes a Lender, deliver to the Borrower (for the benefit of the Borrower and the Administrative Agent) (A) a statement under penalties of perjury that it (1) is not a bank within the meaning of
     Section 881(c)(3)(A) of the Internal Revenue Code, (2) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code, and (3) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code, and (B) two
     (2) properly completed and duly executed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (ii) deliver to the Borrower and the Administrative Agent two (2) further properly completed and duly executed copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form, (iii) if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms, and (iv) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 9.3 shall and each Lender shall, upon a change in its applicable lending office, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such
--------
participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

     (c) If any Lender shall become aware that it is entitled to claim a refund or credit (such credit to include any increase in any foreign tax credit) in respect of any Non-Excluded Taxes (including any penalties or interest with respect thereto) as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid increased amounts pursuant to this
Section 3.10, it shall promptly notify the Borrower of the availability of such refund or credit and shall, within 30 days after receipt of a request by the Borrower, apply for such refund or credit. If any Lender receives a refund or credit (such credit to include any increase in any foreign tax credit) in respect of any Non-Excluded Taxes as to which it has been indemnified by The Borrower or with respect to which the Borrower has paid increased amounts under this Section 3.10, it shall promptly notify the Borrower of such refund or credit and shall, within 30 days after receipt of such refund or the benefit of such credit (such benefit to include any reduction of the taxes for which the Lender would otherwise be liable due to any increase in any foreign tax credit available to such Lender) repay the amount of such refund or benefit of such credit to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 3.10 with respect to Non-Excluded Taxes giving rise to such refund or credit), plus any interest received with respect thereto, net or all reasonable out-of-pocket expenses of such Lender and without interest (other than interest actually received from the relevant taxing authority or other governmental authority with respect to such refund or credit); provided,
                                                                     --------
however, that the Borrower, upon the request of such Lender, agrees to return
-------
the amount of such refund or benefit of such credit (plus interest) to such Lender in the event such Lender is required to repay the amount of such refund or benefit of such credit to the relevant taxing authority or other governmental authority.

     (d) Each Lender represents that it is not participating in, and will not participate in, a conduit financing arrangement within the meaning of Treas. Reg. (S) 1.881-3(a)(2)(iv) in connection with the Loans.

     3.11  Indemnity.
           ---------

     The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.12   PRO RATA TREATMENT.
            ------------------

     Except to the extent otherwise provided herein:

     (a)    Loans. Each Loan, each payment or prepayment of principal of any
            -----
Loan, each payment of interest on the Loans, each payment of Commitment Fees, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

     (b)    Advances. Unless the Administrative Agent shall have been notified
            --------
in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

     3.13   SHARING OF PAYMENTS.
            -------------------

     The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made by the Administrative Agent or such Lender, as the case may be, together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.13 to share in the benefits of any recovery on such secured claim.

     3.14   PAYMENTS, COMPUTATIONS, ETC.
            ---------------------------

     (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Section 9.1 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

     (b)    Allocation of Payments After Event of Default.  Notwithstanding any
            ---------------------------------------------
other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

           FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

           SECOND, to payment of any fees owed to the Administrative Agent;

           THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

           FOURTH, to the payment of all accrued interest and fees on or in respect of the Obligations;

           FIFTH, to the payment of the outstanding principal amount of the Obligations;

           SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

           SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Obligations held by such Lender bears to the aggregate then outstanding Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above.

     (c)   Treatment. The Lenders agree that in the exercise of rights under
           ---------
Sections 3.6, 3.7, 3.8 and 3.9, they will accord the Borrower the treatment generally accorded by the Lenders to similarly situated borrowers.

     3.15  EVIDENCE OF DEBT.
           ----------------

     (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

     (b)   The Administrative Agent shall maintain the Register pursuant to
Section 9.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

     (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the
                  --------  -------
Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.


                                   SECTION 4
                                   GUARANTY
                                   ---------

     4.1    THE GUARANTEE.
            -------------

     Each of the Guarantors hereby jointly and severally guarantees to each Lender, to each Affiliate of a Lender that enters into a Hedging Agreement and to the Administrative Agent as hereinafter provided the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise and after giving effect to any grace periods), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods) in accordance with the terms of such extension or renewal. This is a guaranty of payment and not of collection.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     4.2    OBLIGATIONS UNCONDITIONAL.
            -------------------------

     The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each

Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Guaranteed Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected or shall be released or discharged in whole or in part; or

          (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

     4.3  REINSTATEMENT.
          -------------

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.4  CERTAIN ADDITIONAL WAIVERS.
          --------------------------

     Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. (S)(S) 26-7 through 26-9, inclusive. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2.

     4.5  REMEDIES.
          --------

     The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 7.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said
Section 4.1.

     4.6  RIGHTS OF CONTRIBUTION.
          ----------------------

     The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding
Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations
             ------------------------
arising under the other provisions of this Section 4 (hereafter, the "Guarantied
                                                                      ----------
Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata
-----------
Share of the Guarantied Obligations; (ii) "Excess Payment" shall mean, in
                                           --------------
respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and
(iii) "Pro Rata Share", for the purposes of this Section 4.6, shall  mean, for
       --------------
any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this
Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

     4.7  CONTINUING GUARANTEE.
          --------------------

     The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


                                   SECTION 5
                                  CONDITIONS
                                  ----------

     5.1   CONDITIONS TO CLOSING.
           ---------------------

     Closing of the liquidity facility pursuant to this Credit Agreement is subject to satisfaction of the following conditions precedent:

          (a)  Execution of Credit Agreement and Credit Documents. Receipt of
               --------------------------------------------------
(i) multiple counterparts of this Credit Agreement, (ii) a Revolving Note for each Lender, (iii) multiple counterparts of the Pledge Agreement and the Security Agreement and UCC financing statements relating thereto, if any, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement.

          (b)  Liquidity Intercreditor Agreement.  Receipt of multiple executed
               ---------------------------------
counterparts of the Liquidity Intercreditor Agreement.

          (c)  Stock Certificates. Acknowledgment from NationsBank, N.A., as
               ------------------
Administrative Agent under the Existing Credit Agreement, (i) of its receipt of original stock certificates evidencing the ownership interests of the Credit Parties pledged pursuant to the Pledge Agreement, together in each case with original undated stock powers executed in blank (evidencing, among other things, 100% of the voting stock of the Borrower), (ii) of the interests of the Administrative Agent and the Lenders hereunder therein pursuant to the Pledge Agreement and (iii) that it holds such stock certificates and stock powers as bailee for the Administrative Agent hereunder.

          (d)  Financial Information.  Receipt of financial information
               ---------------------
regarding the Company and the Borrower and their subsidiaries, as may be requested by, and in each case in form and substance satisfactory to the Agents.

          (e)  Absence of Legal Proceedings.  The absence of any action, suit,
               ----------------------------
investigation or proceeding pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect on the Consolidated Group taken as a whole.

          (f)  Legal Opinions.  Receipt of multiple counterparts of opinions of
               --------------
counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated herein, in form and substance satisfactory to the Agents and the Lenders,

          (g)  Corporate Documents.  Receipt of the following (or their
               -------------------
equivalent) for each of the Credit Parties:

                 (i)   Articles of Incorporation.  Copies of the certificate of
                       -------------------------
     incorporation or charter documents certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                 (ii)  Resolutions.  Copies of resolutions of the Board of
                       -----------
     Directors approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                 (iii) Bylaws.  Copies of the bylaws certified by a secretary or
                       ------
     assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                 (iv)  Good Standing.  Copies, where applicable, of (A)
                       -------------
     certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a Material Adverse Effect and (B) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities in the state of incorporation.

                 (v)   Officer's Certificate.  An officer's certificate for each
                       ---------------------
     of the Credit Parties dated as of the Closing Date substantially in the form of Schedule 5.1(g)(v) with appropriate insertions and attachments.
             ------------------

                 (vi)  Solvency Certificate.  An officer's certificate for each
                       --------------------
     of the Borrower and the Company, both dated as of the Closing Date and substantially in the form of Schedule 5.1(g)(vi)(A) or Schedule
                                  ---------------------     --------
     5.1(g)(vi)(B), as appropriate.
     -------------

          (h)  Fees.  Receipt of all fees, if any, owing pursuant to the
               ----
Administrative Agent's Fee Letter, Section 3.5 or otherwise.

          (i)  Additional Matters.  All other documents and legal matters in
               ------------------
connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Agents and the Required Lenders.

     5.2  CONDITIONS TO EFFECTIVENESS.
          ---------------------------

     Effectiveness of the liquidity facility pursuant to this Credit Agreement, and to the initial Extensions of Credit hereunder, are subject to satisfaction of the following conditions precedent:

          (a)  Amendment No. 3 to Existing Credit Agreement.  Receipt of an
               --------------------------------------------
executed copy of Amendment No. 3 to the Existing Credit Agreement, in form and substance satisfactory to the Lenders hereunder.

          (b)  Section 5.3 Conditions.  The conditions specified in Section 5.3
               ----------------------
shall be satisfied.

     5.3  CONDITIONS TO ALL EXTENSIONS OF CREDIT.
          --------------------------------------

     The obligation of the Lenders to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties made by the Credit Parties herein or in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

          (b)  No Default or Event of Default.  No Default or Event of Default
               ------------------------------
shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived or cured in accordance with this Credit Agreement.

          (c)  No Material Adverse Effect.  No circumstances, events or
               --------------------------
conditions shall have occurred since the date of the audited financial statements referenced in Section 6.1 of the Incorporated Representations which would have a Material Adverse Effect.

          (d)  Additional Conditions to Revolving Loans.  If a Revolving Loan is
               ----------------------------------------
made pursuant to Section 2.1, all conditions set forth therein shall have been satisfied.

          (e)  No Availability under the Existing Credit Agreement.  The
               ---------------------------------------------------
Existing Credit Agreement shall then be fully drawn upon and there shall be no remaining availability thereunder.

     Each request for an Extension of Credit (including extensions and conversions) and each acceptance by the Borrower of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a), (b), (c), (d) and (e) of this subsection have been satisfied.

                                   SECTION 6
                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

     6.1  INCORPORATION.
          -------------

    The representations and warranties contained in Section 6 of the Existing Credit Agreement (the "Incorporated Representations") and the affirmative and
                       ----------------------------
negative covenants contained in Sections 7 and 8, respectively, of the Existing Credit Agreement (the "Incorporated Covenants") as in effect on the Closing Date
                       ----------------------
are incorporated herein by reference with the same effect as if stated at length. The Credit Parties affirm and represent and warrant to the Administrative Agent and the Lenders that the Incorporated Representations are true and correct in all material respects as of the date hereof and covenant and agree that the Incorporated Covenants shall be as binding on the Credit Parties as if set forth fully herein, provided that (i) such Incorporated
                              --------
Representations and Incorporated Covenants as incorporated herein shall reflect that they are delivered to and run in favor of the Administrative Agent and the Lenders hereunder, rather than just to the Administrative Agent and the Lenders under the Existing Credit Agreement as literally provided in the Existing Credit Agreement, and references therein to the "Credit Agreement" and "Credit Documents" shall be deemed for purposes hereof to include this Credit Agreement and the Credit Documents relating hereto, (ii) any amendments or modifications to such Incorporated Representations or Incorporated Covenants subsequent to the date hereof must be consented to in writing by the Required Lenders hereunder, and (iii) in the event that the Existing Credit Agreement shall be refinanced or replaced by another credit agreement, then the Incorporated Representations and Incorporated Covenants shall be as in effect immediately prior to such refinancing or replacement.

     6.2  ADDITIONAL REPRESENTATIONS.
          --------------------------

          (a)  Purpose of Extensions of Credit.  Notwithstanding the provisions
               -------------------------------
of Section 6.15 of the Existing Credit Agreement, Extensions of Credit under this Credit Agreement shall be used for general corporate purposes, including the build-up of inventory and receivables.

     6.3  ADDITIONAL COVENANTS.
          --------------------

          (a)  Purpose of Revolving Loans. The proceeds of Revolving Loans
               --------------------------
hereunder shall be used for general corporate purposes, including the build-up of inventory and receivables.

          (b)  Additional Guaranties and Stock Pledges. The Company
               ---------------------------------------
will provide to the Administrative Agent for the benefit of the Lenders hereunder a Joinder Agreement providing a guaranty of the obligations under this Credit Agreement in the same form and from the same Subsidiaries and Affiliates and a pledge of stock relating thereto as provided under the Existing Credit Agreement in Section 7.11 thereof.

          (c)  Prepayments under the Existing Credit Facility.  There shall be
               ----------------------------------------------
excepted from the operation of Section 8.9(a) of the Existing Credit Agreement as incorporated herein amendment, modification or waiver of the provisions of the Existing Credit Agreement and from the operation of Section 8.9(b) of the Existing Credit Agreement as incorporated herein prepayment, mandatory, optional or voluntary, on the Obligations under the Existing Credit Agreement.

          (d)  Prepayments and Commitment Reductions under the Existing Credit
               ---------------------------------------------------------------
Agreement.  During the term of this Credit Agreement, the Borrower will not (i)
---------
make any
optional or voluntary prepayment on or in respect of the Obligations under the Existing Credit Agreement during any period when Revolving Loans are outstanding hereunder, or (ii) make any optional or voluntary reduction in the Aggregate Revolving Committed Amount under the Existing Credit Agreement.

                                   SECTION 7
                               EVENTS OF DEFAULT
                               -----------------

     7.1  EVENTS OF DEFAULT.
          -----------------

    An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):
                                     ----------------

     (a)  Payment.  Any Credit Party shall
          -------

          (i) default in the payment when due of any principal of any of the Loans, or

         (ii) default, and such defaults shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans, or of any Fees or other reasonable fees and amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

     (b)  Representations.  Any representation, warranty or statement made or
          ---------------
deemed to be made herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

     (c)  Covenants.
          ---------

          (i) Default in the due performance or observance of any term, covenant or agreement contained in Section 7.3(a), 7.9, 7.11, 7.13 or 8.1 through 8.12 (except in the case of negative covenants contained in Sections
    8.1 through 8.12, those Defaults which may occur or arise other than on account of or by affirmative or intentional act of the Borrower or event or condition which the Borrower shall with knowledge permit to exist, all of which shall be subject to the provisions of clause (ii) hereof), inclusive, in each case of the Incorporated Covenants, or

          (ii) Default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 7.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default, or the giving of notice thereof by the Administrative Agent, or with respect to Section 7.8 of the Incorporated Covenants, without a response or investigation being initiated within such time period; or

     (d)  Other Credit Documents. (i) Any Credit Party shall default in the due
          ----------------------
performance or observance of any material term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as to the Credit Party which is dissolved, released or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or disposition permitted by Section 8.4(a), Section 8.4(b) or Section 8.4(c) of the Incorporated Covenants, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders any material part of the Liens, rights, powers and privileges purported to be created thereby; or

     (e)  Guaranties. Except as to the Credit Party which is dissolved, released
          ----------
or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or disposition permitted by Section 8.4(a), Section 8.4(b) or Section 8.4(c) of the Incorporated Covenants, the guaranty given by any Guarantor hereunder or any material provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

     (f)  Bankruptcy, etc.  Any Bankruptcy Event shall occur with respect to any
          ---------------
member of the Consolidated Group; or

     (g)  Defaults under Other Agreements.
          --------------------------------

          (i) Any member of the Consolidated Group shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Consolidated Group, taken as a whole which is reasonably likely to have a Material Adverse Effect; or

          (ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $10,000,000 in the aggregate for the Consolidated Group taken as a whole, (A) (1) any member of the Consolidated Group shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which is to cause any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

    (h)   Judgments.  Any member of the Consolidated Group shall fail within 30
          ---------
days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds $5,000,000, and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed or is not covered by insurance (subject to applicable deductibles); or

     (i)  ERISA.  Any of the following events or conditions, if such event or
          -----
condition could reasonably be expected to have a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Single Employer or Multiple Employer Plan, or any lien shall arise on the assets of a member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

     (j)  Ownership. There shall occur a Change of Control; or
          ---------

     (k)  Existing Credit Agreement.  The occurrence and continuance of an Event
          -------------------------
of Default under the Existing Credit Agreement.

     7.2  ACCELERATION; REMEDIES.
          ----------------------

     Upon the occurrence of an Event of Default, and at any time thereafter during the continuance of an Event of Default, the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

          (i)    Termination of Commitments.  Declare the Commitments terminated
                 --------------------------
     whereupon the Commitments shall be immediately terminated.

          (ii)   Acceleration. Declare the unpaid principal of and any accrued
                 ------------
     interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Credit Parties.

          (iii)  Enforcement of Rights.  Enforce any and all rights and
                 ---------------------
     interests created and existing under the Credit Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 7.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Administrative Agent or the Lenders, all of which are hereby waived by the Credit Parties.


                                   SECTION 8
                               AGENCY PROVISIONS
                               -----------------

     8.1   APPOINTMENT.
           -----------

     Each Lender hereby designates and appoints NationsBank, N.A. as administrative agent (in such capacity, the "Administrative Agent") of such
                                             --------------------
Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender further directs and authorizes the Administrative Agent to execute releases (or similar agreements) to give effect to the provisions of this Credit Agreement and the other Credit Documents, including specifically without limitation the provisions of Section 3.16 hereof and Section 8.4 of the Incorporated Covenants hereof. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as Administrative Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

     8.2   DELEGATION OF DUTIES.
           ---------------------

     The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through Administrative Agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     8.3   EXCULPATORY PROVISIONS.
           ----------------------

     The Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Credit Parties to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties or any of their respective Affiliates.

     8.4   RELIANCE ON COMMUNICATIONS.
           --------------------------

     The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 9.3(b) hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 9.6. all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     8.5   NOTICE OF DEFAULT.
           -----------------

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     8.6   NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.
           ------------------------------------------------------

     Each Lender expressly acknowledges that each of the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties or their respective Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the other Credit Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     8.7     INDEMNIFICATION.
             ---------------

     The Lenders agree to indemnify the Agents in their capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Agents in their capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agents under or in connection with any of the foregoing; provided that no Lender shall
                                                  --------
be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agents. If any indemnity furnished to the Agents for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     8.8     ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.
             ------------------------------------------------

     The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, the Borrower, its Subsidiaries or their respective Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made to and all obligations of the Borrower hereunder and under the other Credit Documents, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     8.9     SUCCESSOR ADMINISTRATIVE AGENT.
             ------------------------------

     The Administrative Agent may, at any time, resign upon 20 days' written notice to the Lenders, and may be removed, upon show of cause, by the Required Lenders upon 30 days' written notice to the Administrative Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Administrative Agent shall select a successor Administrative Agent provided such successor is a Lender hereunder or a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties obligations as Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

     8.10    INTERCREDITOR AGREEMENTS.
             -------------------------

     (a) The terms of the Excluded Receivables Transaction require the execution of an Intercreditor Agreement substantially in the form of Schedule
                                                                     --------
8.10(a) (the "INTERCREDITOR AGREEMENT") as a condition to the grant of a
-------       ------------------------
security interest by the Borrower in inventory and accounts. By execution hereof, each Lender hereby acknowledges, and agrees to be bound by, the terms of the Intercreditor Agreement (including specifically, without limitation, the provisions of Sections 6, 7 and 10(b) thereof), and further authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement on its behalf.

    (b) In addition, inasmuch as the obligations under the Existing Credit Agreement are secured by the same collateral as that securing the obligations this Credit Agreement, an intercreditor agreement is required in order that the respective obligations share in such collateral on a pari passu basis. By execution hereof, each Lender hereby acknowledges and agrees to be bound by the terms of an Intercreditor Agreement in substantially the form of Schedule 8.10
                                                                 -------------
(b) (as defined herein, The "Liquidity Intercreditor Agreement") and further
---                          ---------------------------------
authorizes and directs the Administrative Agent to enter into the Liquidity Intercreditor Agreement on its behalf.

                                   SECTION 9
                                 MISCELLANEOUS
                                 -------------

     9.1     NOTICES.
             -------

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or
(iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1 (a), or at such other address as such party may specify
         ----------------
by written notice to the other parties hereto:

          if to the Borrower or the Guarantors:

                    AMERISOURCE CORPORATION
                    300 Chester Field Parkway
                    Malvern, Pennsylvania 19355
                    Attn: John A. Aberant
                    Telephone: (610) 296-4480
                    Telecopy:  (610) 993-9085

          if to the Administrative Agent;

                    NationsBank, N.A.
                    101 N. Tryon Street
                    Independence Center, 15th Floor
                    NC1-001-15-04
                    Charlotte, North Carolina 28255
                    Attn: Agency Services
                    Telephone: (704) 386-9371
                    Telecopy: (704) 386-9923

          with a copy to:

                    NationsBank, N.A.
                    NationsBank Healthcare Finance Group
                    100 N. Tryon Street
                    NationsBank Corporate Center, Eighth Floor
                    Charlotte, North Carolina 28255
                    Attn:  Scott S. Ward
                    Telephone: (704) 388-7839
                    Telecopy: (704) 388-6002

     9.2     RIGHT OF SET-OFF.
             ----------------

     In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender hereunder, under the Notes the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.13 or Section 9.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

     9.3  BENEFIT OF AGREEMENT.
          --------------------

          (a)  Generally. This Credit Agreement shall be binding upon and inure
               ---------
     to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may
                                    --------
     assign or transfer any of its interests or obligations without prior written consent of the Lenders; provided further that the rights of each
                                     -------- -------
     Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 9.3, provided however that nothing herein shall prevent or prohibit any Lender
     --------
     from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

         (b) Assignments. Each Lender may assign all or a portion of its rights
             -----------
     and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 9.3(b), to (i) any Lender or any
                                  ---------------
     Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Administrative Agent; provided that (i) any such assignment (other than any
                           --------
     assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) of the Commitments and in integral multiples of $1,000,000 above such amount and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Administrative Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Administrative Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and
     (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Administrative Agent and the Borrower of any such assignment. Upon the effectiveness of any such Assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower and the Administrative Agent as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this Section 9.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or any of their respective Affiliates or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

     (c)  Maintenance of Register. The Administrative Agent shall maintain at
          -----------------------
one of its offices in Charlotte, North Carolina a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent will make reasonable efforts to
      --------
maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d)  Participations. Each Lender may sell, transfer, grant or assign
               --------------
     participations in all or any part of such Lender's interests and obligations hereunder, provided that (i) such selling Lender shall remain a
                            --------
     "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans or any Letter of Credit in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, or (C) except as expressly provided in the Credit Documents, release all or substantially all of the collateral pledged to secure the Obligations hereunder or release all or substantially all of the Guarantors from the guaranty obligations hereunder, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such
                                                  --------
     participant shall be entitled to receive the benefit of additional amounts under Sections 3.6, 3.9, 3.10 and 3.11 on the same basis as if it were a Lender.

     9.4  NO WAIVER; REMEDIES CUMULATIVE.
          ------------------------------

     No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     9.5  PAYMENT OF EXPENSES, ETC.
          ------------------------

     The Borrower agrees to: (i) pay all reasonable out-of-pockets costs and expenses (A) of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Administrative Agent) and any amendment, waiver of consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the Administrative Agent and the Lenders in connection with enforcement of or preservation of rights under the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, representatives and Administrative Agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or reasonable expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (other than investigations, litigation or other proceedings relating solely to claims between or among the Lenders) or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     9.6  AMENDMENTS, WAIVERS AND CONSENTS.
          --------------------------------

     Neither this Credit Agreement nor any other Credit Document not any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:
          --------  -------

          (a) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby, (i) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) on any Loan or the Commitment Fee or the Letter of Credit Fee hereunder, (ii) extend (A) the Commitments of the Lenders, or (B) the final maturity of any Loan, or (iii) reduce the principal amount on any Loan;

          (b) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender affected thereby, (i) increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the total commitments shall not constitute a change in the terms of any Commitment of any Lender), (ii) except as the result of or in connection with a release of collateral as provided in Section 3.16 or with a dissolution, merger or disposition permitted under Section 8.4 of the Incorporated Covenants, release all or substantially all of the collateral pledged to secure the Obligations hereunder or release all or substantially all of the Guarantors from the guaranty obligations hereunder, (iii) amend, modify or waive any provision of this Section 11.6 or Section 3.6, 3.10, 3.11, 3.12, 3.13, 3.16, Section 4, 7.1(a), 9.3, 9.5 or 9.9. (iv) reduce any percentage specified in, or otherwise modify, the definition of "Required Lenders," or
     (v) consent to the assignment or transfer by the Borrower (or any Guarantor) of any of its rights and obligations under (or in respect of) the Credit Documents to which it is a party; and

          (c) no provision of Section 8 may be amended without the consent of the Administrative Agent.

     9.7  COUNTERPARTS.
          ------------

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

     9.8  HEADINGS.
          --------

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     9.9  SURVIVAL.
          --------

     All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.9, 3.11 or 7.8(c) of the Incorporated Covenants, 8.7 or 9.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

     9.10 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.
          ------------------------------------------------

     (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 9.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Parry in any other jurisdiction.

     (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     9.11 SEVERABILITY.
          ------------

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully serverable and the remaining provisions shall remain in full force and effect and shall be constructed without giving effect to the illegal, invalid or unenforceable provisions.

     9.12 ENTIRETY.
          --------

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to he Credit Documents or the transactions contemplated herein and therein.

     9.13 BINDING EFFECT: TERMINATION.
          ---------------------------

     (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

     (b) The term of this Credit Agreement shall be until no Loans, or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

     9.14  CONFIDENTIALITY.
           ---------------

     The Administrative Agent and the Lenders agree to keep Confidential (and to cause their respective affiliates, officers, directors, employees, Administrative Agents and representatives to keep confidential) all information, materials and documents furnished to the Administrative Agent or any such Lender by or on behalf of any Credit Party (whether before or after the Closing Date) which relates to the Company, the Borrower or any of their Subsidiaries (the "Information"). Notwithstanding the foregoing, the Administrative Agent and each
 -----------
Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, Administrative Agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information
(A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to the Administrative Agent or such Lender on a non-confidential basis from a source other than a Credit Party or (C) was available to the Administrative Agent or such Lender on a non-confidential basis prior to its disclosure to the Administrative Agent or such Lender by a Credit Party;
(iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of the Credit Parties to be bound by the terms of this Section 9.14; or (v) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section 9.14 shall obligate the Administrative Agent or any Lender to return any materials furnished by the Credit Parties.

     9.15  SOURCE OF FUNDS.
           ---------------

     Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

           (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

           (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

           (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(l)(A) of ERISA; or

           (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 9.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     9.16  CONFLICT.
           --------

     To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.


                          [Signature Page to Follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                     AMERISOURCE CORPORATION,
---------
                              a Delaware corporation


                              By: /s/ John A. Aberant
                                 ---------------------------------
                              Name:   John A. Aberant
                              Title:  V.P., Treasurer


GUARANTORS:                   AMERISOURCE HEALTH CORPORATION,
----------
                              a Delaware corporation


                              By: /s/ John A. Aberant
                                 ---------------------------------
                              Name:   John A. Aberant
                              Title:  V.P., Treasurer


                              AMERISOURCE HEALTH SERVICES CORP.,
                              a Delaware corporation


                              By: /s/ John A. Aberant
                                 ---------------------------------
                              Name:   John A. Aberant
                              Title:  Asst. Treasurer


                              AMERISOURCE SALES CORPORATION,
                              a Delaware corporation


                              By: /s/ John A. Aberant
                                 ---------------------------------
                              Name:   John A. Aberant
                              Title:  Asst. Treasurer and Asst. Secretary


                              HEALTH SERVICES CAPITAL CORP.,
                              a Delaware corporation


                              By: /s/ John A. Aberant
                                 ---------------------------------
                              Name:   John A. Aberant
                              Title:  Asst. Treasurer

                              HEALTH SERVICES PLUS, INC.,
                              a Delaware corporation


                              By: /s/ John A. Aberant
                                 ---------------------------------
                              Name:   John A. Aberant
                              Title:  Asst. Treasurer


                              SKYLAND HOSPITAL SUPPLY, INC.,
                              a Tennessee corporation


                              By: /s/ Teresa T. Ciccotelli
                                 ---------------------------------
                              Name:   Teresa T. Ciccotelli
                              Title:  Vice President


LENDERS:                      NATIONSBANK, N.A.,
-------
                              individually in its capacity as a Lender and in its capacity as Administrative Agent


                              By:_________________________________
                              Name:
                              Title:


                              BANKERS TRUST COMPANY


                              By:_________________________________
                              Name:
                              Title:


                              CORESTATES BANK, N.A.


                              By:_________________________________
                              Name:
                              Title:

                              HEALTH SERVICES PLUS, INC.,
                              a Delaware corporation


                              By:_________________________________
                              Name:
                              Title:

                              SKYLAND HOSPITAL SUPPLY, INC.,
                              a Tennessee corporation

                              By:_________________________________
                              Name:
                              Title:


LENDERS:                      NATIONSBANK, N.A.,
-------
                              individually in its capacity as a Lender and in its capacity as Administrative Agent


                              By: /s/ SCOTT S. WARD
                                 ---------------------------------
                              Name:   SCOTT S. WARD
                              Title:  SENIOR VICE PRESIDENT



                              BANKERS TRUST COMPANY


                              By:_________________________________
                              Name:
                              Title:



                              CORESTATES BANK, N.A.


                              By:_________________________________
                              Name:
                              Title:

                              HEALTH SERVICES PLUS, INC.,
                              a Delaware corporation


                              By:_________________________________
                              Name:
                              Title:



                              SKYLAND HOSPITAL SUPPLY, INC.,
                              a Tennessee corporation



                              By:_________________________________
                              Name:
                              Title:



LENDERS:                      NATIONSBANK, N.A.,
-------
                              individually in its capacity as a Lender and in its capacity as Administrative Agent



                              By:_________________________________
                              Name:
                              Title:



                              BANKERS TRUST COMPANY


                              By: /s/ Fredric W. Thomas Sr.
                                 ---------------------------------
                              Name:  Fredric W. Thomas Sr.
                              Title: V.P.



                              CORESTATES BANK, N.A.


                              By:_________________________________
                              Name:
                              Title:

                              HEALTH SERVICES PLUS, INC.,
                              a Delaware corporation


                              By:_________________________________
                              Name:
                              Title:



                              SKYLAND HOSPITAL SUPPLY, INC.,
                              a Tennessee corporation


                              By:_________________________________
                              Name:
                              Title:


LENDERS:                      NATIONSBANK, N.A,
-------
                              individually in its capacity as a Lender and in its capacity as Administrative Agent


                              By:_________________________________
                              Name:
                              Title:



                              BANKERS TRUST COMPANY


                              By:_________________________________
                              Name:
                              Title:



                              CORESTATES BANK, N.A.


                              By: /s/ Carol A. Williams
                                 ---------------------------------
                              Name:  Carol A. Williams
                              Title: Senior Vice President

                               SCHEDULE 2.1 (A)
                               ----------------
                     Schedule of Lenders and Commitments

                                                             REVOLVING
                                   REVOlVING                COMMITMENT
          LENDER                COMMITTED AMOUNT            PERCENTAGE
          ------                ----------------            ----------
NationsBank, N.A.               $ 33,333,334.00             33.333333%
101 North Tryon Street
15th Floor, Agency Services
NC1-001-15-04
Charlotte, NC 28255
Tel: (704) 386-9371
Fax: (704) 386-9923

Bankers Trust Company           $ 33,333,333.00             33.333333%
14 Wall Street, 3rd Floor
New York, NY 10005
Tel: (212) 618-2615
Fax: (212) 618-2640

CoreStates Bank, N.A.           $ 33,333,333.00             33.333333%
FC 1-8-3-8
1345 Chestnut Street
PO Box 7618
Philadelphia, PA 19101-7618
Tel: (215) 973-2315
Fax: (215) 973-6745
                                ---------------            -----------
                                $100,000,000.00            100.000000%

                              SCHEDULE 2.1(B)(I)
                              ------------------

                          FORM OF NOTICE OF BORROWING

NationsBank, N.A,
 as Administrative Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NCl-001-15-04
Charlotte, North Carolina 28255
Attention: Agency Services

     Re: Credit Agreement dated as of November 10, 1997 (as amended and modified, the "Credit Agreement") among AmeriSource Corporation, the
                         ----------------
          Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned, AMERISOURCE CORPORATI0N, a Delaware corporation, being the Borrower under the above-referenced Credit Agreement hereby gives notice pursuant to Section 2.1(b) of the Credit Agreement of a request for a Revolving Loan as follows

(A)  Date of Borrowing
     (which is a Business Day)          _____________________

(B)  Principal Amount of
     Borrowing                          _____________________

(C)  Interest rate basis                _____________________

(D)  Interest Period and the
     last day thereof                   _____________________

In accordance with the requirements of Section 5.3 of the Credit Agreement, the undersigned Borrower hereby certifies that:

          (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

          (b) No Default or Event of Default exits, or will exist after giving effect to the requested Extension of Credit.

          (c) No circumstances, events or conditions have occurred since the date of the audited financial statements referenced in Section 6.1 of the Incorporated Representations of the Credit Agreement which would have a Material Adverse Effect.

          (d) All conditions set forth in Section 2.1 as to the making of Revolving Loans have been satisfied.


                                             Very truly yours,

                                             AMERISOURCE CORPORATION

                                             By:_________________________
                                             Name:
                                             Title:

                                SCHEDULE 2.1(E)
                                ---------------

                            FORM OF REVOLVING NOTE

                                                               November 10, 1997

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of ___________________, and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement, the principal amount of such Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the undersigned Borrower; together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of November 10, 1997 (as amended and modified, the "Credit Agreement
                                                             ----------------
among AmeriSource Corporation, a Delaware corporation, AmeriSource Health Corporation, a Delaware corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that
                                                                 --------
any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                        AMERISOURCE CORPORATION,
                                        a Delaware corporation

                                        By:____________________________
                                        Name:
                                        Title:

                                 SCHEDULE 3.2
                                 ------------

                    FORM OF NOTICE OF EXTENSION/CONVERSION

NationsBank, N.A.,
 as Administrative Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NCI-001-15-04
Charlotte, North Carolina 28255
Attention: Agency Services

     Re: Credit Agreement dated as of November 10, 1997 (as amended and modified, the "Credit Agreement") among AmeriSource Corporation, the
                         ----------------
          Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

     The undersigned, AMERISOURCE CORPORATION (the "Borrower"), refers to the
                                                    --------
Credit Agreement dated as of November 10, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the
                                    ----------------
Lenders and NationsBank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to
Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Revolving Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)  Date of Extension or Conversion
     (which is the last day of the
     the applicable Interest Period)         __________________________

(B)  Principal Amount of
     Extension or Conversion                 __________________________

(C)  Interest rate basis                     __________________________

(D)  Interest Period and the
     last day thereof                        __________________________

     In accordance with the requirements of Section 5.3 of the Credit Agreement, the undersigned Borrower hereby certifies that:

     (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

     (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

     (c) No circumstances, events or conditions have occurred since the date of the audited financial statements referenced in Section 6.1 of the Incorporated Representations of the Credit Agreement which would have a Material Adverse Effect.

                                        Very truly yours,

                                        AMERISOURCE CORPORATION

                                        By: ____________________________
                                        Name:
                                        Title:

                              SCHEDULE 5.1(G)(V)
                              -------------------
                            SECRETARY'S CERTIFICATE

     Pursuant to Section 5.1(g)(v) of the Credit Agreement (the "Credit
                                                                 ------
Agreement"), dated as of November 10, 1997, among AMERISOURCE CORPORATION, a
---------
Delaware corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent, the undersigned ________________ Secretary of __________________________ (the "Corporation") hereby certifies as
                                              -----------
follows:

     1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the Board of Directors of the Corporation on _____________, 1996. The attached resolutions have not been rescinded or modified and remain in full force and effect. The attached resolutions are the only corporate proceedings of the Corporation now in force relating to or affecting the matters referenced to therein.

     2. Attached hereto as Annex II is true and completed copy of the By-laws of the Corporation as in effect on the date hereof.

     3. Attached hereto as Annex III is a true and complete copy of the Certificate of Incorporation of the Corporation and all amendments thereto as in effect on the date hereof.

     4. The following persons are now duly elected and qualified officers of the Corporation, holding the offices indicated, and the signature appearing opposite his name below is his true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Corporation the Credit Agreement, the Notes to be issued pursuant thereto and the other Credit Documents and to act as a Responsible Officer on behalf of the Corporation under the Credit Agreement.


Name                          Office                        Signature
----                          ------                        ---------

                                                            ___________________


     IN WITNESS WHEREOF, the undersigned has hereunto set his/her name and affixed the corporate seal of the Corporation.


                                        _______________________________,
                                        Secretary
                                        (CORPORATE SEAL)

Date:  _____________, 1997

     I, ____________, ________________ of _________________, hereby certify that
__________________, whose genuine signature appears above, is, and has been at all times since ___________________, a duly elected, qualified and acting __________ of ________________________.


                                        _____________________________ of
                                        _____________________________

                                        _______________________, 1997

                            SCHEDULE 5.1(G)(VI)(A)
                            ----------------------
                             SOLVENCY CERTIFICATE

                             SOLVENCY CERTIFICATE

     Pursuant to Section 5.1(g)(vi) of the Credit Agreement (the "Credit
                                                                  ------
Agreement;" terms used but not otherwise defined herein shall have the meanings
---------
provided in the Credit Agreement), dated as of November 10, 1997, among AMERISOURCE CORPORATION, a Delaware corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent, the undersigned ________________ of AMERISOURCE CORPORATION, a Delaware corporation (the "Corporation"), hereby certifies:
      -----------

     1. As of the date hereof, the Corporation and its Subsidiaries, on a consolidated basis, are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

     2. As of the date hereof, the Corporation and its Subsidiaries, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in their ordinary course.

     3. As of the date hereof, the Corporation and its Subsidiaries, on a consolidated basis, are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which the Property of the Corporation and its Subsidiaries, on a consolidated basis, would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which Corporation and its Subsidiaries are engaged or are to engage.

     4. As of the date hereof, the present fair saleable value of the consolidated assets of the Corporation and its Subsidiaries is not less than the amount that will be required to pay the probable liability on the debts of the Corporation and its Subsidiaries, on a consolidated basis, as they become absolute and matured.

     This the ____ day of November, 1997.


                                                  AMERISOURCE CORPORATION,
                                                  a Delaware corporation


                                                  By:_____________________
                                                  Name:
                                                  Title:

                            SCHEDULE 5.1(G)(vi)(B)
                            ----------------------
                             SOLVENCY CERTIFICATE

          Pursuant to Section 5.1(g)(vi) of the Credit Agreement (the "Credit
                                                                       ------
Agreement," terms used but not otherwise defined herein shall have the meanings
---------
provided in the Credit Agreement), dated as of November 10, 1997, among AMERISOURCE CORPORATION, a Delaware corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent, the undersigned _____________________ of AMERISOURCE HEALTH CORPORATION, a Delaware corporation, hereby certifies:

     1. As of the date hereof, the Credit Parties, on a consolidated basis, are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

     2. As of the date hereof, the Credit Parties, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in their ordinary course.

     3. As of the date hereof, the Credit Parties, on a consolidated basis, are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which the Property of the Credit Parties, on a consolidated basis, would contitute unreasonable small capital after giving due consideration to the prevailing practice in the industry in which Credit Parties are engaged or are to engage.

     4. As of the date hereof, the present fair saleable value of the consolidated assets of the Credit Parties is not less than the amount that will be required to pay the probable liability on the debts of the Credit Parties, on a consolidated basis, as they become absolute and matured.

     This the ____ day of November, 1997.

                                             AMERISOURCE HEALTH CORPORATION,
                                             a Delaware corporation

                                             By: _____________________________
                                             Name:
                                             Title:

                               SCHEDULE 8.10(A)
                               ----------------

                    SECURITIZATION INTERCREDITOR AGREEMENT

                               SCHEDULE 8.10(B)
                               ----------------

                       LIQUIDITY INTERCREDITOR AGREEMENT

                            INTERCREDITOR AGREEMENT


     INTERCREDITOR AGREEMENT dated as of November 10, 1997 (this "Agreement")
                                                                  ---------
is by and among NATIONSBANK, N.A., as Administrative Agent for and on behalf of the Lenders under the Existing Credit Agreement, NATIONSBANK, N.A., as Administrative Agent for and on behalf of the Lenders under the Liquidity Credit Agreement, and AMERISOURCE CORPORATION, a Delaware corporation, and certain Subsidiaries and Affiliates identified on the signature pages hereto.

                                  WITNESSETH

     WHEREAS, a $500 million revolving credit facility (the "Existing Facility")
                                                             -----------------
has been extended to AmeriSource Corporation, a Delaware corporation (the "Borrower") pursuant to the terms of that Credit Agreement dated as of January
 --------
8, 1997 (as amended and modified, the "Existing Credit Agreement") among the
                                       -------------------------
Borrower, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent:

     WHEREAS, a $100 million revolving credit facility (the "Liquidity
                                                             ---------
Facility") has been extended to the Borrower pursuant to the terms of that
--------
Credit Agreement dated as of November 10, 1997 (as amended and modified, the "Liquidity Credit Agreement") among the Borrower, the Guarantors and Lenders
 --------------------------
identified therein and NationsBank, N.A., as Administrative Agent;

     WHEREAS, it is a condition to the establishment of the Liquidity
Facility that such facility be secured by and share in the same collateral securing the Existing Facility on a pari passu basis pursuant to the terms set out in this Agreement;

     WHEREAS, the Lenders under each of the respective Credit Facilities have authorized and directed their respective Administrative Agent to enter into this Agreement for and on their behalf;

     NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions.  Unless otherwise defined herein, terms shall have the
          -----------
meanings provided in the Liquidity Credit Agreement and in the Liquidity Credit Documents.

          "Commitments" means such term as defined under the Existing Credit
           -----------
     Agreement and/or the Liquidity Credit Agreement, as appropriate.

          "Existing Agent" means NationsBank, N.A., in its capacity as
           --------------
      Administrative Agent for the Lenders under the Existing Credit Agreement, and its successors and assigns in such capacity.

          "Existing Credit Agreement" shall have the meaning provided in the
           -------------------------
     Recitals.

          "Existing Credit Documents" means the Credit Documents under the
           -------------------------
     Existing Credit Agreement, including the Existing Credit Agreement.

          "Existing Facility" shall have the meaning provided in the Recitals.
           -----------------

          "Existing Lenders" means the Lenders under the Existing Credit
           ----------------
     Agreement.

          "Facility" or "Facilities" means the Existing Facility and/or the
           --------      ----------
     Liquidity Facility, as appropriate.

          "Lenders" means the Existing Lenders and the Liquidity Lenders,
           -------
     collectively or individually, as appropriate.

          "Liquidity Agent" means NationsBank, N.A., in its capacity as
           ---------------
     Administrative Agent for the Lenders under the Liquidity Credit Agreement, and its successors and assigns in such capacity.

          "Liquidity Credit Agreement" shall have the meaning provided in the
           --------------------------
     Recitals.

          "Liquidity Credit Documents" means the Credit Documents under the
           --------------------------
     Liquidity Credit Agreement, including the Liquidity Credit Agreement.

          "Liquidity Facility" shall have the meaning provided in the Recitals.
           ------------------

          "Liquidity Lenders" means the Lenders under the Liquidity Credit
           -----------------
     Agreement.

          "Obligations" means such term as defined under the Existing Credit
           -----------
     Agreement and/or the Liquidity Credit Agreement, as appropriate.

          "pari passu" means, with respect to any Administrative Agent or
           ----------
     any Lender, or any lien or security interest in favor of such Administrative Agent or Lender, that the obligations held by such Administrative Agent or Lender or secured by such lien or security interest are of equal dignity and priority with the interest of each other Administrative Agent or Lender or the interest secured by any other lien or security interest.

     2.   Collateral
          ----------

          (a)  Under the Security Agreement.  The Borrower and the Guarantors
               ----------------------------
have pledged and granted security interests to the Administrative Agent in inventory, accounts and certain other personal property pursuant to the terms of the respective Security Agreements as more particularly described therein. The collateral pledged and security interests granted are the same for each of the respective Facilities.

          (b)  Under the Pledge Agreement. The Borrower and certain of the
               --------------------------
Guarantors have pledged and granted security interests to the Administrative Agent in capital stock of the Borrower and certain Subsidiaries and Affiliates pursuant to the terms of the respective Pledge Agreements as more particularly described therein. The shares and interests pledged are the same for each of the respective Facilities.

          (c)  NationsBank, N.A. as Collateral Agent and Bailee.  The Existing
               ------------------------------------------------
Facility was established prior to establishment of the Liquidity Facility and the collateral was pledged to and security interests were granted in favor of the Existing Agent at such time. By execution hereof, it is acknowledged and agreed that the Existing Agent shall act as administrative agent, collateral agent and bailee for the Lenders under the Liquidity Facility, as well as for the Lenders under the Existing Facility, for purposes of perfecting security interests in and otherwise dealing with the collateral (and specifically, the Existing Agent shall hold and possess the shares pledged pursuant to the Pledge Agreement relating to the Liquidity Facility as bailee for purposes of perfecting the pledge and security interest therein and references to "NationsBank, N.A., as Administrative Agent for the Lenders" as the secured party in the UCC financing statements recorded in connection with the establishment of the Existing Facility shall be deemed to include the Lenders under the Liquidity Facility as well as the Existing Facility).

    3.    Priority of Liens and Security Interests.  Notwithstanding anything
          ----------------------------------------
to the contrary contained in any of the documents or agreements evidencing or relating to either of the Facilities, or any other document relating thereto and irrespective of the time, order or method of attachment, perfection, filing or recording of any lien or security interest in favor of any Administrative Agent or Lender, any provision of or filing or recording under the Uniform
Commercial Code or other applicable law, it is acknowledged and agreed that at all times, whether before, during or after the commencement of bankruptcy, reorganization or other insolvency proceeding, the liens and security interests securing the Existing Facility and the Liquidity Facility, and payments in respect thereof, shall rank pari passu with one another; provided, however,
                            ---- -----                   --------
notwithstanding the applicable provisions of the respective Pledge Agreements and Security Agreements, the Lenders under the Existing Facility and the Lenders under the Liquidity Facility shall share pro rata, any proceeds in respect thereof based on the outstanding Obligations of each Facility. In furtherance thereof, neither Administrative Agent will take or cause to be taken any action, including commencement of any legal or equitable proceedings, the effect of which is or could be to give its Facility a preference or priority therein over the other Facility.

     4.   Amendments.  This Agreement shall not amended or modified, nor shall
          ----------
waivers or consents be granted hereunder, except with the written consent of the Administrative Agent for the Lenders under the Existing Facility at the direction of the Required Lenders thereunder, the Administrative Agent for the Lenders under the Liquidity Facility at the direction of the Required Lenders thereunder and the Borrower.

     5.   Notices.  Except as otherwise expressly provided herein, all notices
          -------
and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below or at such other address as such party may specify by written notice to the other parties hereto:


          if to the Borrower or the Guarantors:

                    AMERISOURCE CORPORATION
                    300 Chester Field Parkway
                    Malvern, Pennsylvania 19355
                    Attn:  John A. Aberant
                    Telephone:  (610) 296-4480
                    Telecopy:  (610) 993-9085

          if to the Administrative Agent under either the Existing Facility or the Liquidity Facility:

                    NationsBank, N.A.
                    101 N. Tryon Street
                    Independence Center, 15th Floor
                    NCI-001-15-04
                    Charlotte, North Carolina 28255
                    Attn:  Agency Services
                    Telephone: (704) 386-9371
                    Telecopy: (704) 386-9923

          with a copy to:

                    NationsBank, N.A.
                    NationsBank Healthcare Finance Group
                    100 N. Tryon Street
                    NationsBank Corporate Center, Eighth Floor
                    Charlotte, North Carolina 28255
                    Attn:  Scott S. Ward
                    Telephone:  (704) 388-7839
                    Telecopy:  (704) 388-6002

     6.   Conflict. In the event of a conflict or inconsistency between the
          --------
provisions hereof, on the one hand, and the provisions of any of the Credit Documents relating to either Facility, on the other hand, the terms of this Agreement shall control.

     7.   Successors and Assigns. This Agreement shall be binding upon and shall
          ----------------------
inure to the benefit of the parties hereto and their successors and assigns.

     8.   Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     9.   Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of North Carolina.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                         NATIONSBANK, N.A., as Administrative Agent for the Lenders under the Existing Facility

                         By:_________________________________
                         Name:
                         Title:

                         NATIONSBANK, N.A., as Administrative Agent for the Lenders under the Liquidity Facility

                         By:_________________________________
                         Name:
                         Title:

BORROWER:                AMERISOURCE CORPORATION,
---------
                         a Delaware corporation

                         By: /s/ John A. Aberant
                            ---------------------------------
                         Name: John A. Aberant
                         Title: V.P., Treasurer


GUARANTORS:              AMERISOURCE HEALTH CORPORATION,
----------
                         a Delaware corporation

                         By: /s/ John A. Aberant
                            ---------------------------------
                         Name: John A. Aberant
                         Title: V.P., Treasurer

                         AMERISOURCE HEALTH SERVICES CORP.,
                         a Delaware corporation

                         By: /s/ John A. Aberant
                            ---------------------------------
                         Name: John A. Aberant
                         Title: Asst. Treasurer

                         AMERISOURCE SALES CORPORATION,
                         a Delaware corporation

                         By: /s/ John A. Aberant
                            ---------------------------------
                         Name: John A. Aberant
                         Title: Asst. Treasurer and Asst. Secretary

                         HEALTH SERVICES CAPITAL CORP.,
                         a Delaware corporation

                         By: /s/ John A. Aberant
                            ---------------------------------
                         Name: John A. Aberant
                         Title: Asst. Treasurer

                         HEALTH SERVICES PLUS, INC.,
                         a Delaware corporation

                         By: /s/ John A. Aberant
                            ---------------------------------
                         Name: John A. Aberant
                         Title: Asst. Treasurer

                         SKYLAND HOSPITAL SUPPLY, INC.,
                         A Tennessee corporation

                         By: /s/ Teresa T. Ciccotelli
                            ---------------------------------
                         Name:  Teresa T. Ciccotelli
                         Title: Vice President

                                SCHEDULE 9.3(B)
                                ---------------

                       FORM OF ASSIGNMENT AND ACCEPTANCE

     THIS ASSIGNMENT AND ACCEPTANCE dated as of _______________, 199_ is entered into between THE LENDER IDENTIFIED ON THE SIGNATURE PAGES AS THE "ASSIGNOR" (the "Assignor") and THE PARTIES IDENTIFIED ON THE SIGNATURE PAGES AS "ASSIGNEES"
 --------
("Assignee").
  --------

     Reference is made to that Credit Agreement dated as of November 10, 1997 (as amended and modified, the "Credit Agreement") among AMERISOURCE CORPORATION,
                               ----------------
a Delaware corporation (the "Borrower"), the Guarantors and Lenders identified
                             --------
therein and NationsBank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

      1. The Assignor hereby sells and assigns, without recourse, to the Assignees, and the Assignees hereby purchase and assume, without recourse, from the Assignor, effective as of the Effective Date shown below, those rights and interests of the Assignor under the Credit Agreement identified below (the "Assigned Interests"), including the Obligations and Commitments relating
 ------------------
thereto, together with unpaid interest and fees relating thereto accruing from the Effective Date. The Assignor represents and warrants that it owns the interests assigned hereby free and clear of liens, encumbrances or other claims. Each of the Assignees represents that it is an Eligible Assignee within the meaning of the term in the Credit Agreement. The Assignor and each of the Assignees hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.3 of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) each Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) each Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than the rights of indemnification referenced in Section
9.9 of the Credit Agreement).

      2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of North Carolina.

      3.  Terms of Assignment

      (a) Date of Assignment:                               _____________, 199_

      (b) Legal Name of Assignor:                           SEE SIGNATURE PAGE

      (c) Legal Name of Assignee:                           SEE SIGNATURE PAGE

      (d) Effective Date of Assignment:                     ____________, 199_

See Schedule I attached for a description of the Loans and Obligations and
    ----------
Commitments (and the percentage interests therein and relating thereto) which are the subject of this Assignment and Acceptance.

      4. The fee payable to the Paying Agent in connection with this Assignment is enclosed.

      IN WITNESS WHEREOF, the parties hereto have caused the execution of this instrument by their duly authorized officers as of the date first above written.

ASSIGNOR:                          ASSIGNEE:
--------                           --------

By____________________             By_______________________
Name:                              Name:
Title:                             Title:

ACKNOWLEDGMENT AND CONSENT
--------------------------

NATIONSBANK, N.A.                  AMERISOURCE CORPORATION
as Administrative Agent

By____________________             By_______________________
Name:                              Name:
Title:                             Title:

                                  SCHEDULE 1
                                  ----------
                         TO ASSIGNMENT AND ACCEPTANCE
                            AMERISOURCE CORPORATION

           REVOLVING LOANS AND LETTERS OF CREDIT PRIOR TO ASSIGNMENT

                               Revolving    Revolving    Revolving
                               Committed    Commitment     Loans
                                 Amount     Percentage  Outstanding
                                 ------     ----------  -----------
ASSIGNOR
--------


ASSIGNEES
---------

                               _________    _________    _________
                               $                         $


   REVOLVING LOANS AND LETTERS OF CREDIT INTERESTS SUBJECT TO THIS ASSIGNMENT

                               Revolving    Revolving    Revolving
                               Committed    Commitment     Loans
                                 Amount     Percentage  Outstanding
                                 ------     ----------  -----------
ASSIGNOR
--------


                               _________    _________    _________
                               $                         $